UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

BUNGE GLOBAL SA

(Exact name of registrant as specified in its charter)

Switzerland	000-56607	98-1743397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Route de Florissant 13,
1206 Geneva, Switzerland	N/A
(Address of registered office and principal executive offices)	(Zip Code)

1391 Timberlake Manor Parkway	63017
Chesterfield, MO	(Zip Code)
(Address of corporate headquarters)

(314) 292-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Registered Shares, par value $0.01 per share	BG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 19, 2026, Bunge Limited Finance Corp. (“BLFC”), a wholly-owned finance subsidiary of Bunge Global SA (“Bunge”), completed the sale and issuance of $600 million aggregate principal amount of 5.000% Senior Notes due 2031 (the “Senior Notes”), guaranteed by Bunge, pursuant to an underwriting agreement dated August 17, 2026, with Wells Fargo Securities, LLC, BofA Securities, Inc., Mizuho Securities USA LLC and Rabo Securities USA, Inc., as representatives of the several underwriters (the “Underwriting Agreement”).

The Senior Notes were issued pursuant to an indenture, dated September 17, 2024 (the “Base Indenture”), by and among BLFC, Bunge and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated August 19, 2026 (the “Fifth Supplemental Indenture”), by and among BLFC, Bunge and the Trustee.

The offering was made pursuant to a shelf registration statement on Form S-3 dated September 9, 2024 (Registration No 333-282003) filed by Bunge and BLFC with the Securities and Exchange Commission. The net proceeds of the offering were approximately $593.8 million, after deducting the underwriting discount and the estimated offering fees and expenses. The net proceeds from the offering are intended to be used for general corporate purposes. General corporate purposes may include, without limitation, the repayment and refinancing of debt, including certain short-term indebtedness, working capital, capital expenditures, stock repurchases and investments in subsidiaries.

The Underwriting Agreement, Base Indenture, Fifth Supplemental Indenture and the opinions relating to the validity of the Senior Notes and the related guarantee have been filed or incorporated by reference, as applicable, as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 5.1 and Exhibit 5.2, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.

On August 17, 2026, Bunge issued a press release announcing the pricing of the offering of the Senior Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated August 17, 2026, among Bunge Limited Finance Corp., Bunge Global SA, Wells Fargo Securities, LLC, BofA Securities, Inc., Mizuho Securities USA LLC and Rabo Securities USA, Inc.

4.1	Indenture, dated September 17, 2024, by and among Bunge Limited Finance Corp., Bunge Global SA and U.S. Bank Trust Company, National Association (including the form of Senior Note) (incorporated by reference to Exhibit 4.1 to Bunge’s Current Report on Form 8-K filed September 17, 2024)

4.2	Fifth Supplemental Indenture, dated August 19, 2026, by and among Bunge Limited Finance Corp., Bunge Global SA and U.S. Bank Trust Company, National Association (including the form of Senior Note)

5.1	Opinion of Jones Day

5.2	Opinion of Homburger AG

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of Homburger AG (included in Exhibit 5.2)

99.1	Press Release, dated August 17, 2026, announcing the pricing of the Senior Notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2026

BUNGE GLOBAL SA

By	/s/ Lisa Ware-Alexander
Lisa Ware-Alexander
Secretary